UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

TREX COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Anthony J. Cavanna, who has been serving as the Interim Chief Financial Officer of Trex Company, Inc. (the “Company”) since September 2007 and, in that capacity, as the Company’s principal financial officer and principal accounting officer, resigned as Interim Chief Financial Officer effective on March 18, 2008. As previously reported, Mr. Cavanna has advised the Company of his decision to retire from the Board of Directors effective as of the Company’s 2008 annual meeting of stockholders. Also as previously reported, Mr. Cavanna was succeeded as the Company’s Chief Financial Officer and, in that capacity, as the Company’s principal financial officer and principal accounting officer, by James E. Cline effective as of March 18, 2008.

(e) On March 13, 2008, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, approved an amendment to the Trex Company, Inc. 2005 Stock Incentive Plan that will increase the total number of shares of the Company’s common stock issuable pursuant to the stock incentive plan by 1,000,000 shares from a total of 2,150,000 shares to a total of 3,150,000 shares. The effectiveness of the share increase amendment is subject to approval by the Company’s stockholders at the 2008 annual meeting of stockholders. The stock incentive plan provides for the grant of stock options, restricted stock, stock units, unrestricted stock, stock appreciation rights and performance awards to officers, directors and other employees of the Company and its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: March 19, 2008	/s/ Ronald W. Kaplan
Ronald W. Kaplan
President and Chief Executive Officer

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